Michael Alagna

                                   the Seller

                               WESTERN BEEF, INC.

                                    the Buyer

                                 --------------

                              ACQUISITION AGREEMENT

                                 --------------

                         Dated as of September 18, 1998

                    Purchase of all of the outstanding capital
                        stock of 814 Jamaica Avenue, Inc.

      This ACQUISITION AGREEMENT, dated as of September 18,1998 (this "Agreement"), between Western Beef Inc., a Delaware corporation, with an office at 47-05 Metropolitan Avenue, Ridgewood, New York 11385 (the "Buyer") and Michael Alagna, an individual residing at 23277 Barlake Drive, Race Raton, Florida 33423(the "Seller"),

                                   WITNESSETH:

      WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock, no par value (the "Company Shares") of 814 Jamaica Avenue, Inc. New York corporation (the "Company"); and

      WHEREAS, the Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer the Company Shares, upon the terms and subject to the conditions set forth In this Agreement.

      NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and mutual promises herein contained, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller agree as follows:

                                    ARTICLE I

                            TERMS OF THE TRANSACTION

      Section 1.1. Sale and Purchase of Company Shares.

      The Seller shall, on the Closing Date, sell transfer and assign to the Buyer the Company Shares by delivering to the Buyer, against payment therefore as provided in Section 1.2, certificates for the Company Shares in proper form for transfer by delivery or with duty executed stock powers attached thereto, together with funds for payment of all transfer taxes respecting the Company Shares, if any.

      The Company Shares shall be sold by the Seller and shall be purchased by the Buyer for an aggregate purchase price of Sixty-Five Thousand ($65,000.00) Dollar (the "Purchase Price"). The Purchase Price shall be paid as follows:

      (a) On the signing of this Agreement, by unendorsed check payable to the "Escrow Agent", as hereinafter defined, subject to collection, the receipt of which is hereby acknowledged, the sum of $18,000 (the "Downpayment"); and

      (b) At the Closing, as herein provided, by official, unendorsed cashiers or unendorsed certified check payable to Seller, drawn on a bank which is a member of the New York Clearing House, the sum $53,000 provided, however, that upon Seller's request made at least 48 hours prior to closing of title hereunder, payments shall be broken down into such amounts and made to such payees as Seller designates.

      Section 1.3. The Downpayment.

            (a) Buyer has delivered the Downpayment to Malcolm Fein, Esq., (the "Escrow Agent"), subject to collection end the Escrow Agent, by his execution of this Agreement, acknowledges receipt of the Downpayment and agrees to hold the Downpayment, and Seller and Buyer agree that the Downpayment is to be held in escrow by the Escrow Agent, on the following terms and conditions:

            (i) The Escrow Agent shall deposit the payment in his name in an interest bearing account at European American Bank and shall dispose of the Downpayment pursuant to the provisions of this Agreement.

            (ii) The Escrow Agent shall have the right, but not the obligation, to require and receive such written certifications or instructions from Seller and/or

            Purchaser as he deems necessary or appropriate before taking any action hereunder.

            (iii) If any dispute arises between Seller and Buyer, or if the Escrow Agent is uncertain as to his obligations under this Agreement, the Escrow Agent shall have the right, but not the obligation, to refrain from taking any action other than to continue to hold the Downpayment in escrow as herein provided, until otherwise directed by a final judgment of a court of competent jurisdiction or by a written agreement signed by Seller and Buyer.

            (iv) The Escrow Agent may assume the genuineness of any document or signature which appears to him to be genuine (whether an original or photocopy) if such document or signature is presented to him.

            (v) The Escrow Agent shall have no obligation other than those specifically set forth in this paragraph. The Escrow Agent shall have no liability to any party hereto except for his willful misconduct or gross negligence and shall in no event be liable or responsible for any failure of any banking institution in which the Downpayment is deposited to pay the Downpayment at the Escrow Agent's direction.

            (vi) The Escrow Agent shall not be obligated to, but may, institute legal proceedings of any kind including, but not limited to, a legal proceeding or action in a court of competent jurisdiction to determine his obligations hereunder or to seek permission to deposit the Downpayment and any interest earned thereon in court and be relieved of all further obligations hereunder. Upon such deposit of the Downpayment in court, the Escrow Agent shall be relieved of all obligations and liabilities hereunder.

            (vii) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from and against any claim, damage, cost, liability, obligation or expense (including, but not limited to, reasonable attorneys fees and disbursements) made against or incurred by the Escrow Agent by reason of his acting hereunder, unless such claim, damage, cost, liability, obligation or expense results solely from the Escrow Agent's own gross negligence or willful misconduct. The provisions of this subparagraph (vii) shall survive the expiration, termination or cancellation of this Agreement or the closing of title, as the case may be.

            (viii) Any notice under this paragraph shall be sent in the manner provided in Section 10.4 with any notice to be sent to the Escrow Agent to be sent to him at the following address: 123 Joralemon Street, Brooklyn, New York 11201, or such other address as the Escrow Agent shall designate in accordance with said paragraph. Copies of any notices or other communications sent to the Escrow Agent under this paragraph shall be sent to the parties hereto in the manner provided in Section 10.4.

            (ix) In any action or proceeding relating to the subject matter of this Agreement, Seller may be represented by the Escrow Agent and Purchaser shall not object to such representation.

            (x) The Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this Agreement.

      Section 1.4. Certain Expenses. Neither the Buyer nor the Company shall pay or be liable for or be required to pay any of the following liabilities, fees or expenses incurred by the Seller, all of which shall be borne and paid by the Seller:

            (i) fees and expenses, if any, of any person retained by Seller or the Company for financial services or services as a finder rendered to the Company or the Seller in connection with the sale contemplated by this Agreement.

            (ii) professional fees of counsel for the Company or the Seller and any accountant or auditor for the Company or the Seller for services rendered to the Company or the Seller and out-of-pocket disbursements and other expenses of the Company, the Seller, any of their counsel or accountants, incurred in connection with the sale contemplated by this Agreement, including the expenses of the Company in connection with the preparation of the Balance Sheet (as hereafter defined).

            (iii) documentary stamp taxes or other similar charges, taxes, including real property transfer taxes, or expenses incurred by the Seller in connection with the transfer of the Company Shares to the Buyer.

            (iv) any income, capital gains or other taxes incurred by the Seller as a result of the sale of the Company Shares to the Buyer.

      Section 1.5. The Closing.

            The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Malcom Fein, Esq., 123 Joralemon Street, Brooklyn, New York 11201 or at such other place or places as the parties may agree upon, at 9:30 o'clock A.M., New York time, on October 16, 1998 (the "Closing Date").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller represents and warrants to the Buyer that:

        Section 2.1. The Company Organization and Authority.

               The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New York. The Company is not required to be qualified to do business as a foreign corporation in any other jurisdiction by reason of the Company's ownership or leasing of real property, maintenance of offices, warehousing of goods, other conduct or operation of its business activities, the nature of its business or otherwise. The Company has all necessary corporate power and authority to own all of its properties and assets and to carry on its business as now conducted.

        Section 2.2. Company Capitalization.

            The Company has an authorized capital of 200 shares of common stock, no par value, or which 100 shares, constituting the Company Shares, are issued and outstanding. Each of the Company Shares has been duly authorized and validly issued, is fully paid and non-assessable and was issued by the Company in compliance with all applicable federal and state securities laws and all applicable rules and regulations thereunder. There are no outstanding options, warrants, convertible securities or other rights to subscribe for or purchase any securities of the Company.

      Section 2.3. Subsidiaries.

            The Company does not beneficially own, directly or indirectly, any of the outstanding stock or other equity interest in any other corporation or entity. The Company is not a party to any partnership or joint venture agreement or arrangement.

      Section 2.4. Real Property.

            (a) Except for the parcel of land more particularly identified and described on Schedule 2.4(a) (the "Land"), the buildings and improvements situated on the Land located at or known as 814 Jamaica Avenue, Brooklyn, New York (collectively, the "Building"), all right, title and interest of the Company, if any, in and to the land tying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway, the appurtenances and all the estate and rights of Seller in and to the Land and Building, and all right, title and interest of the Company, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, the "Premises") the Company does not own, have legal or equitable title in, or have a leasehold interest in any real property.

            (b) The Company has, and at dosing will have, good and marketable title in fee simple to the Premises, free and clear of any mortgage, lien claim, charge, exception, imperfection of title, encroachment, easement, right-of-way, tenancy, squatters' right or encumbrance (collectively "Impairments"); except for those Impairments (i) which are described on Schedule 2.4 (b) ("Permitted Impairments") and such other matters that any title insurer licensed to do business in the State of New York shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises.

            (c) With respect to the mortgages referred to on Schedule 2.4(b), no default or event of default on the part of the Company as mortgagor or, to the knowledge of the Seller, no default or event of default on the part of the mortgagee, under the provisions of any of said mortgages, and no event which with the giving of notice or passage of time, or both, would constitute such default or event of default on the part of the Company or, to the knowledge of Seller, on the part of any such mortgagee, has occurred and is continuing unremedied or unwaived.

Copies of documents constituting such existing mortgage(s) and any note(s) secured thereby are attached hereto as Schedule 2.4(c). Such copies are true copies of the originals and such mortgage(s) and note(s) secured thereby have not been modified or amended except as shown in such documents.

            (d) There exists no pending or, to the knowledge of Seller, threatened condemnation, eminent domain or similar proceeding with respect to, or which could affect the Premises, except that the tax lien of the City of New York has been transferred to another lienor.

            (e) There are no tax abatements or exemptions affecting the Premises. Except as set forth on Schedule 2.6(e), Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

            (f) Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law. If copies of a certificate or certificates therefor have been exhibited to and initialed by Buyer or its representative, such copies are true copies of the originals.

      Section 2.5. The Company Shares.

            The Seller is the beneficial and record owner of all the Company Shares and the Company Shares are owned by the Seller free and clear of all liens, charges, encumbrances, equities and claims whatsoever and are not subject to any restrictions with respect to transferability, except as such transferability may be restricted by the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Upon the delivery of the certificates and payment for the Company Shares all as provided for hereunder, the Buyer will receive good and marketable title thereto, free and clear of all liens, charges, encumbrances, equities and claims whatsoever. On the Closing Date, all stock transfer or other taxes and charges (other than income taxes) which are required to be paid in connection with the sale and transfer of the Company Shares to the Buyer hereunder will have been fully paid by the Seller and all laws imposing such taxes or charges will have been fully complied with in respect of the Company Shares by the Seller.

      Section 2.6. Foreign Person.

      Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the "Code Withholding Section") and at the closing, Seller will deliver to Buyer a certificate of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury.

      Section 2.7. Maximum Liabilities of the Company.

      The liabilities of the Company as of the Closing Date of every kind and nature, including Permitted Impairments and all known as of the Closing Date, shall not exceed the sum of Six Hundred Forty Three thousand ($643,000.00) Dollars (the "Maximum Liabilities"). In determining the liabilities of the Company as of the Closing Date, the following adjustments shall be made as of the close of business on the day prior to the Closing Date: (i) the Company's liabilities as of the Closing Date shall include real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Premises, adjustment therefor at the Closing shall be based on the last available reading; and (ii) the Company's liabilities shall be reduced for the fuel stored on the Premises, at the price then charged by the Company's supplier, including any taxes.

      Section 2.8. No Leases.

      There are no outstanding leases of the Premises or any part thereof.

      Section 2.9. Disclosure: Representations Warranties.

      The Seller has made full, true and complete responses to all the Buyer's requests for information, documents, contracts and records of the Seller and the Company. Neither this Agreement nor any statement certificate, writing or document furnished to the Buyer by the Seller or the Company in connection with this Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. Except only as set forth in this Agreement or in a Schedule hereto, no fact (other than circumstances or events which are common knowledge or normal business risks) with respect to the Company's business, operations or condition is known to the Seller or the company which materially and adversely affects the Company's business, operations or condition or any of its assets or properties.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES BY THE BUYER

      The Buyer represents and warrants that:

      Section 3.1. Organization and Authority.

            The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly registered as a foreign corporation in the State of New York. The Buyer has the corporate power to execute, deliver and perform this Agreement and the documents, agreement and certificates executed and delivered by the Buyer in connection with this Agreement. The Buyer has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize the execution and delivery of this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of the certificate of incorporation or by-laws of the Buyer, or any provision of any agreement, instrument, order, judgment or decree to which the Buyer is a party or by which it is bound.

      Section 3.2. Acquisition of Company Shares.

            The Buyer is purchasing the Company Shares for its own account for investment only and not with a view to, or for sale in connection with, any distribution of the Company Shares.

      Section 3.3. Litigation: Consents.

            (a) The Buyer knows of no pending or threatened action, suit, proceeding or investigation before any court or governmental body, or by any governmental agency to restrain or prevent the performance of the transactions contemplated by this Agreement or which might affect the right of the Buyer to own, the Company Shares.

            (b) Except as otherwise referred to herein, no consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over the Buyer is required to be obtained by the Buyer to authorize the execution and delivery by the Buyer of this agreement or the performance by the Buyer of its terms.

                                   ARTICLE IV

                      COVENANTS OF THE SELLER AND THE BUYER

      Section 4.1. Maintain Company Shares.

            Before the Closing Date, the Seller will not, without the consent of the Buyer, (a) sell or otherwise transfer any of the Company Shares or (b) incur or permit to exist any lien, charge or encumbrance on any of the Company Shares.

      Section 4.2. Approvals: Consents.

            The Seller will obtain or cause to be obtained all consents, approvals and authorizations required by law, statute, rule, regulation, contract or agreement to be obtained by the Seller in connection with the consummation of the sale and transfer by the Seller to the Buyer of the Company Shares and the transactions contemplated hereby.

            (a) From the date hereof to and including the Closing Date, the Seller will use its best efforts to cause the Company to continue the operation of its business in the ordinary course, and to maintain its real property and other assets, properties and rights in at least as good order and condition as exists on the date hereof and will not permit the Company to:

            (i) encumber any of its assets, properties or right or enter into any transaction or make any contract or commitment relating to its assets, properties or business, except in the ordinary course of business;

            (ii) enter into any employment contract which is not immediately terminable;

            (iii) enter into any contract or agreement;

            (iv) reclassify or change in any manner its outstanding shares of capital stock or issue or sell any shares of its capital stock or other securities, or redeem or otherwise acquire, or enter into any contract or commitment to redeem or otherwise acquire, any shares of capital stock of the Company;

            (v) make any declaration, payment or distribution of a dividend or any other payment to any shareholder;

            (vi) transfer any assets of the Company to any shareholder;

      Section 4.3. Maintain company Business

      From the date hereof to and including the Closing Date, the Seller will use its best efforts to cause the company to continue the operation of its business in the ordinary course, and to maintain its real property and other assets, properties and rights in at least as goad order and condition as exists on the date hereof, and will not permit the Company to:

            (a) encumber any of its assets, properties or right or enter into any transaction or make any contract or commitment relating to its assets, properties or business, except in the ordinary course of business;

            (b) Enter into any employment contract which is not immediately terminable;

            (c) enter into any contract or agreement;

            (d) reclassify or change in any manner its outstanding shares of capital stock or issue or sell any shares of its capital stock or other securities, or redeem, or otherwise acquire, or enter into any contract or commitment to redeem or otherwise acquire, any shares of capital stock of the Company;

            (e) make any declaration, payment or distribution of a dividend or any other payment to any shareholder;

            (f) transfer any assets of the Company to any shareholder.

      Section 4.4. Representations.

            The Seller (a) will take all action necessary to render accurate as of the Closing Date its representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by it or them as contemplated by this Agreement.

      Section 4.5. Title Search.

            (a) The Buyer shall promptly order an examination of title with respect to the Premises and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment of the Closing for up to 60 days to cause the Company to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

            (b) If Seller shall be unable to cause the title to the Premises to be in accordance with the provisions of this Agreement or if Buyer shall have any other grounds under this Agreement for refusing to consummate the acquisition of the Company Shares, Buyer, nevertheless, may elect to close hereunder with a credit against the Purchase Price equal to the reasonably estimated cost to cure the same, but without any other credit or liability on the part of the Seller. If Buyer shall not so elect, Buyer may terminate this

Agreement and the sole liability of Seller shall be to refund the Downpayment to Buyer and to reimburse Buyer for the net cost of title examination, but not to exceed the net amount charged by Buyers title company therefor without Issuance of a policy. Seller shall not be required to bring any action or proceeding or to incur any expense in excess of the Purchase Price to cure any title defect or to enable Seller otherwise to comply with this Agreement.

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 5.1. Indemnification by the Seller.

            (a) The Seller shall be liable for, indemnify the Buyer and its affiliates for, hold the Buyer and its affiliates harmless from, and reimburse the Buyer and its affiliates for, any and all Buyers Damages (as defined in Section 5.1(b)) in the manner and to the extent set forth in this Section 5.1.

            (b) The term "Buyer's Damages" shall include all losses, costs, expenses (including attorney's fees and expenses), fees, liabilities and damages sustained by the Buyer prior to any reimbursement therefor:

                  (i) arising from any breach of a representation or warranty of the Seller contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Buyer pursuant to or in connection with this Agreement;

                  (ii) resulting from a default in the performance of any of the covenants or obligations that the Seller is required to perform under this Agreement; or

                  (iii) resulting from any foreign, Federal, state or local income or franchise tax payable with respect to the period ending on the Closing Date.

      Section 5.2. Indemnification by the Buyer.

            (a) The Buyer shall be liable for, indemnify the Seller for, hold the Seller harmless from and reimburse the Seller for any and all Seller's Damages (as defined in Section 5.2(b)) in the manner and to the extent set forth in this Section 5.2.

            (b) The term "Seller's Damages" shall include all losses, costs, expenses (including attorney's fees and expenses), fees, liabilities and damages sustained by the Seller prior to any reimbursement therefor arising from any breach of a representation or warranty of the Buyer contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Seller pursuant to or in connection with this Agreement, but in no event in an amount in excess of the down payment hereunder.

                                   ARTICLE VI

                            TERMINATION OF AGREEMENT

      Section 6.1. Termination of Agreement.

            This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date:

            (a) by mutual consent of the Seller and the Buyer.

            (b) by the Buyer, if there has been a material misrepresentation in this Agreement by the Seller, or a material breach by the Seller of any warranty or covenant set forth herein, or a failure of any condition to which the obligations of the Buyer are subject or in the event that Buyer, in its sole discretion, is not satisfied with the results of the Phase I and it conducted a Phase II environmental survey of the Premises; or

            (c) by the Seller, if there has been a material misrepresentation in this Agreement by the Buyer, or a material breach by the Buyer of any warranty or covenant set forth herein, or failure of any condition to which the obligations of the Seller are.

                                   ARTICLE VII

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

      The obligations of the Buyer to purchase the Company Shares pursuant to this Agreement shall be subject to the satisfaction, at or before the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Buyer).

      Section 7.1 Representations and Warranties.

            The Representations and warranties of the Seller contained in this Agreement (including the Schedules and Exhibits hereto), or in any certificate or document delivered to the Buyer in connection herewith shall be true in all material respects at the Closing Date as if made again on and as of the Closing Date. The Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or before the Closing Date. The Buyer shall have been furnished with certificates of appropriate officers of the Seller of appropriate certifying in such detail as the Buyer may reasonably request to the fulfillment of the foregoing conditions.

      Section 7.2. Certain Documents.

            At the Closing, the Seller shall have furnish the Buyer with the following documents:

            (a) the Certificate of Incorporation of the Company and the Seller and all amendments thereto;

            (b) The by-laws of the Company, duly certified by the Seller as being in force and effect at all times;

            (c) Resignations, effective on the Closing Date, of all officers and directors of the Company;

            (d) The complete and correct corporate minute books, stock transfer records and corporate seal of the Company;

            (e) Written consents of the mortgagee(s) with respect to the Premises and certificates executed by such mortgagee(s) in proper form for recording and certifying the amount of the unpaid principal balance thereof, the maturity date thereof the interest rate, the last date to which interest has been paid thereon and the amount of any escrow deposits held by such mortgagee(s). Any mortgagee which is an institutional lender may furnish a letter complying with Section 274-a of the Real Property Law in lieu of such certificate.

            (f) To the extent they are then in the Company's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

            (g) Such affidavits as Buyer's title insurance company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to the Company's or Seller's name.

            (h) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by the Company, which checks shall be certified or official bank checks if required by the taxing authority;

            (i) Notice(s) to the mortgagee(s) executed by the Company advising of the sale of the Premises to Buyer and directing that future bills and other correspondence should thereafter be sent to Buyer or as Buyer may direct;

            (j) Possession of the Premises in the condition required by this Agreement, free and clear from all tenancies and leases, and the keys therefor; and

            (k) Certificate or certificates for the Company Shares, duly endorsed for transfer or with a duly executed stock power attached, together with funds in payment of any applicable stock transfer tax payable in respect of the transfer of the Company Shares; and

            (i) any other documents required by this Agreement to be delivered by Seller.

      Section 7.3. Release.

            The Seller shall have delivered to the Buyer and the Company a general release of all claims it my have through the Closing Date against the Company and the Company shall give Seller a similar general release

      Section 7.4. No Material Change

            There shall not have been any material adverse change in the Company's assets from the date hereof to the Closing Date.

      Section 7.5. No Litigation

            No action, suit, proceeding or investigation shall be pending or, so far as is known to the Seller, the Company or the Sellers or the Company's executive officers, be threatened before any court or governmental body, or by any governmental agency challenging the transactions contemplated by this Agreement or otherwise seeking damages, or seeking to restrain or prevent the consummation of the transactions contemplated by this Agreement or to prohibit or limit the ability of the Buyer to exercise full rights of ownership of the Company Shares.

      Section 7.6. Settlement of Real Estate Taxes

            Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period to an amount less than $500,000 without the prior written of Purchaser, which consent shall not be unreasonably withheld.

                                   ARTICLE IX

                       CONDITIONS TO SELLER'S OBLIGATIONS

      The obligation of the Seller to sell the Company Shares to the Buyer pursuant to this Agreement shall be subject to the satisfaction, at or before the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Seller).

      Section 9.1. Representations and Warranties.

            The representations and warranties of the Buyer contained in this Agreement or in any certificate or document delivered to the Seller pursuant hereto shall be true in all material respects at the Closing Date as if made on and as of the Closing Date. The Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Buyer at or before the Closing Date. The Seller shall have been furnished with certificates of appropriate officers of the Buyer, dated the Closing Date, certifying in such detail as the Seller may reasonably request to the fulfillment of the foregoing conditions.

            Seller has not made and does not make any representations as to the physical condition, expenses, operation or anything else affecting or related to the Premises, except as herein specifically set forth, and Buyer hereby expressly acknowledges that no such representations have been made. Seller is not liable or bound in any manner, by express or implied warranties, guarantees, promises, statements or representations pertaining to the Premises, the condition thereof or any other matter whatsoever made or furnished by any real estate broker, agent, employee, servant or other person representing or purporting to represent Seller, unless such warranties, guaranties, promises, statements or representations are expressly and specifically set forth herein. Buyer represents and warrants to Seller that Buyer has examined the Premises, is familiar with the physical condition thereof and agrees to accept the Premises in its "as is" condition on the Closing Date.

      Section 9.2. Payment.

            The Buyer shall have paid to the Seller by delivery of a certified check or official bank check on the Closing Date the amount required to be paid to the Seller pursuant to Section 1.2.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 10.1. Survival of Representations and Warranties.

            The representations and warranties made in this Agreement in any certificate, Schedule, Exhibit or document delivered in connection therewith shall survive the Closing Date.

      Section 10.2. Brokers.

            The Buyer and the Seller each represents and warrants that there are no claims for brokerage commissions or finders fees in connection with the transactions contemplated hereby resulting from any action taken by the Buyer, the Seller, the Company, officers or directors of the Buyer, the Seller or the Company other than Empress Realty, 3372 Fulton Street, Brooklyn, New York 11208. The commission to such broker shall be paid by Seller pursuant to separate agreement.

      Section 10.3. Governing Law.

            This Agreement shall be construed and enforced in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflict of law rules thereof.

      Section 10.4. Notices.

            All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of two days after deposit in a United States post office), postage prepaid, or by telex, telecopier or telegraph, charges prepaid.

            (a)   if to the Seller, addressed to:

                  Michael Alagna
                  23277 Barlake Drive
                  Boca Raton, Florida 33423

                  with a copy to:
                  Malcolm Fein, Esq.
                  123 Joralemon Street
                  Brooklyn, New York 11201

            (b)   if to the Buyer, addressed to:

                  Western Beef, Inc.
                  47-05 Metropolitan Avenue
                  Ridgewood, New York 11385
                  Attn: Peter Castellana, Jr.

                  with a copy to:

                  Howard W. Muchnick, Esq.
                  Muchnick, Golieb, Golieb, P.C.
                  630 Fifth Avenue
                  New York, New York 10011

or such other address as shall be furnished in writing by either party to the other.

      Section 10.5. Jurisdiction; Agent For Service.

            Legal proceedings commenced by the Seller or the Buyer arising out of any of the transactions or obligations contemplated by this agreement shall be brought exclusively in the federal courts or, in the absence of federal jurisdiction, state courts, in either case in New York, New York. The Buyer and the Seller irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of the Buyer and the Seller irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought In any federal or state court in New York and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought In an inconvenient forum. The Seller hereby irrevocably designates, appoints and empowers Malcolm Fein, whose present address is 123 Joralemon Street, Brooklyn, New York 11201, as its authorized agent to receive, for and on behalf of the Seller, service of process in the state of New York as and when such actions and proceedings may be brought, and such services of process shall be deemed completed upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Seller, or upon the earliest of any other date permitted by applicable law. Final judgment against the Seller in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of the Seller therein described, or by appropriate proceedings under any applicable treaty or otherwise.

      Section 10.6. Assignment. Amendments. Waivers.

            (a) Neither the Buyer nor the Seller shall assign any of its rights or obligations under this Agreement without the prior written consent of the other, except that the Buyer may assign its rights hereunder to one or more direct or indirect wholly-owned subsidiaries of the Buyer provided that the Buyer shall continue to be obligated to perform all the obligations to be performed by the Buyer hereunder.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

            (c) No provision of this Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties.

      Section 10.7. Entire Agreement.

            This Agreement represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof

      Section 10.8. Counterparts.

            This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

                                      Western Beef, Inc.

                                      By:
                                            ----------------------------
                                      Name: Frank Castellana
                                            ----------------------------
                                      Title: Vice President
                                            ----------------------------


                                      Michael Alagna

                                      /s/ Malcolm Fein
                                      ----------------------------------------
                                      By: Malcolm Fein Attorney-in-Fact

                                      /s/ Malcolm Fein
                                      ----------------------------------------
                                      Malcolm Fein, as to Section 1.3 only, as
                                      Escrow Agent

APPROXIMATE DEBTS

First Mortgage                            $ 40,000.00
Taxes                                      550,000.00
Water and Sewer                             14,000.00
Judgment                                    15,000.00
ECB's                                          350.00
Yellow Book                                  1,339.82
Household Finance                            5,908.89
Commissioner of Labor                        2,718.76
Taxation, Elm Street                           572.76

Total at present                          $629,890.23

                                      DRAFT

                          WESTERN BEEF PROPERTIES, INC.

                                    Purchaser

                                       and

                                 MICHAEL ALAGNA

                                     Seller


                                CLOSING STATEMENT

                  Purchase of the 814 Jamaica Avenue, Inc. by
                                Western Beef Inc.


                                December 23, 1998

I. PROPERTY TRANSFER AND STOCK PURCHASE:

      Pursuant to an Acquisition Agreement dated September 18, 1998 (the "Agreement"), Western Beef lnc., (the "WBI") agreed to purchase all outstanding capital stock (the "Company Shares") of 814 Jamaica Avenue, Inc. (the "Corporation") from the sole shareholder of the Corporation, Michael Alagna ("Seller"). At the time of contract, the property known as 814 Jamaica Avenue, Brooklyn, New York (the "Premises") was owned by Seller. Prior to Closing, WBI assigned its right, title and interest under the Agreement to Western Beef Properties, Inc. ("Purchaser") pursuant to an Assignment and Assumption Agreement. Immediately prior to Closing, Seller transferred title to the Premises to the Corporation.

      The original purchase price was $708,000, with money to be applied to pay Sellers debts the the balance, if any, payable to Seller. Upon execution of the Agreement $12,000 was deposited with and held in Escrow by Malcolm Fein, Esq., as Escrow Agent.

      The parties subsequently renegotiated the purchase price and agreed to a final purchase price of $743,500 00 (the "Purchase Price"). At the Closing, approximately $709,357.05 of Seller's debts and obligations were assumed by Purchaser. Thereafter, $20,000 was paid to Seller or as directed by Seller, plus the Escrow Agent retained $12,000. The remaining $2,142.95 ($743,500 less $709,357.05, $20,000 and

$12,000) is being held in escrow pending any additional debts of Seller arising which would impact on the property or Purchasers rights in the Corporation.

FINANCING

      The Corporation borrowed $566,400 (the "Loan") from North Fork Bank ("North Fork"). The Loan is evidenced by a Mortgage Note (the "Note") and secured by a Mortgage encumbering the Premises- The Note provides for a ten (10) year term and bears interest at the rate of 6.85% per annum. The first monthly payment of principal and interest in the amount of $6,582.00 is due on February 1, 1999 and thereafter is due and payable on the first day of each month and shall continue until January 1, 2009 when any unpaid balance shall be due and payable. At Closing, an interest payment was made for January 1, 1999 for the period of December 23, 1998 to December 31, 1998.. The Loan was guaranteed by Western Beef. Inc., Western Beef Properties, Inc. and Western Beef Retail, Inc.

      The Closing was held at the offices of Benjamin J. Klemanowicz, P.C., 1001 Franklin Avenue, Suite 311, Garden City, New York at 4:00 P.M.

II. PARTIES

      Seller
      Michael Alagna
      Dolores Spera
      Neither Michael Alagna or Dolores Spera was present at Closing

      Attorneys for Seller:
      Malcolm Fein, Esq.
      By:    Malcolm Fein, Esq.
             Neither Mr. Fein nor anyone from his was not present at Closing

      Purchaser
      Western Beef Properties, Inc.
      By:    Frank Castellana
             Peter Admirand
             Santino Montalbano

      Attorneys for Purchaser:
      Muchnick, Golieb & Golieb, P.C.
      By:    Howard W. Muchnick, Esq.
             Elizabeth A. St. Lifer, Esq.
             Janice P. Olyarchuk, Esq.
             Ms. Olyarchuk was not present at closing

      Title Company
      By:    TPS Abstract Corporation
      By:    Bill Janhonan

      Lender:
      North Fork Bank
      By:    Benjamin J. Klemanowicz, Jr., P.C.
             By: James Burns, Esq

      Empress Realty
      By:    Mario Di Pinto
             A representative of Mr. DePinto was present for part of the Closing

Ill.  PURCHASE PRICE AND CLOSING ADJUSTMENTS
             (as of December 23, 1998)

      A.     Credits to Seller:
             Purchase Price:                                       $743,500.00
                                                                   ===========

      B.  Credits to Purchaser
          1.     Down Payment Paid at Signing of Agreement         12,000.00
          2.     Payment of Seller's Debts:
          a.     Bank of Ireland                                   15,000.00
          b.     Yellow Book                                        1,000.00
          c.     Household Finance                                  3,354.40
          d.     Commissioner of Labor                              3,700.00
          e.     First Mortgage WAMCO                              25,000.00
          f      Sales Tax to 12/28                                13,698.67
          g.     ECB Violation                                        800.00
          h.     ECB violation for fire                             3,000.00
                 NYC Dept. of Finance (taxes) estimated to        616,833.10
                 12/28 NYCTL 1998 H LIV Trust

          j.     NYC Department of Finance                          1,500.00
          k.     NYC Department of Finance (liquor license)         2,000.00

      C.  Seller's Closing Costs
          a.     NYC Real Property Transfer Tax                    19,516.88
          b.     Pickup Fee to Pay Debts                            1,000.00
          c.     Recording Satisfactions                               80.00
          d.     NYS Doc Stamps                                     2,974.00
          3.     Disbursed to Seller after the closing             20,000.00
          4.     Cash held in escrow                                2,142.95
                                                                 -----------
                                                                 $743,500.00
                                                                 ===========

IV. DISBURSEMENTS OF PURCHASE PRICE

      Unless otherwise indicated, all checks are dated December 23, 1998:

A. Balance Due to Seller and Seller's closing expenses were disbursed as follows:

B     Wire transfer from North Fork Bank on December 24,
      1998 to TPS Abstract Corp. ("TPS") to pay Seller's
      Closing expenses                                           $566.400.00

C.    Wire Transfer from Purchaser on December 24, 1998 to TPS    142,957.05
      to pay Seller's Closing expenses

D.    Check no. 1034 drawn by Western Beef, Inc. on North Fork
      Bank to the order of Muchnick, Golieb & Golieb, P.C., as       22,142.95
      Attorneys                                                    -----------
                           TOTAL ................................  $731,500.00
                                                                   ===========

V. CLOSING EXPENSES

      The following Closing Expenses were paid by Purchaser or on its or the Corporation's behalf at closing:

     Disbursements                       Payee                Amount

     A. Title Costs
        Survey                       TPS Abstract Corp.       400.00
        Mortgage Insurance           TPS                    1,507.00
        Fee Insurance                TPS                    3,224.00
        Municipal Searches           TPS                      315.00
        Mortgage Tax                 TPS                   15,576.00
        Recording Mortgage           TPS                      230.00
        Recording. Mortgage          TPS                      200.00
        Recording Assignment of      TPS                      125.00
        Vault Search                 TPS                       35.00
        Continuation                 TPS                       50.00
        2nd half 98/99 Real Estate   TPS                   17,769.20
        Title Closer Gratuity        Bill Johnonon            200.00
         Total Title Closing Fees                                      39,631.20
                                                                       ---------
        Loan Origination Fee         North Fork Bank        2,832.00
        Appraisal                    North Fork Bank        2,000.00
        Tax Escrow Account           North Fork Bank        2,962.00
        Interest from 12/23 to       North Fork Bank          969.96
        12/31/98
        Tax Service                  North  Fork Bank          89.00
        Lender's Attorneys Fee       B.J. Klemanowicz, Jr.,  2500.00
                                                           ---------
        Total Bank Closing Fees                                        11,352.96

             Total Closing                                            $50,984.l6
                                                                      ==========

VI. CLOSING DOCUMENTS

      Copies of all closing documents are annexed hereto as Exhibits and unless otherwise indicated, they are dated as of December 23, 1998. The description of the documents contained herein does not purport to be complete: Reference should be made to the documents themselves for the exact terms and provisions thereof Property Transfer Documents and Stock Transfer

      1. Acquisition Agreement between Michael Alagna ("Sellers") and Western Beef, Inc. ("Buyer") made as of September 18, 1997

      2. Minutes of 814 Jamaica Avenue, Inc., election of director, officer and issuance of shares

      3.    Share Certificate for 10 Shares of 814 Capital Stock

      4.    SS-4 application for EIN for 814

      5.    Bargain and Sale Deed from Seller to 814 Jamaica Avenue, Inc.
            ("814")

      6. NYS Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate from Seller to 814

      7.    NYC-RPT Real Property Transfer Tax Return from Seller to 814

      8.    Smoke Detecting Alarm Affidavit from Seller

      9.    Affidavit in lieu of Registration Statement from Seller

      10.   Certification of Non-Foreign Status (FIRPTA) from Seller

      11.   Unanimous Consent of the Sole Shareholder and Director of 814

      12. Unanimous Written Consent of Directors of Western Beef, Inc. to Assignment

      13.   Assignment - Western Beef, Inc to Western Beef Properties, Inc.

      14. Unanimous Written Consent of Directors of Western Beef Properties, Inc. to Assignment

      15. Unanimous Written Consent of the Directors of Western Beef Properties, Inc. to acquire 814

      16.   Stock Power from Seller to Buyer

      17.   Resignation Letter from Alagna

      18.   Resignation Letter from Spera

      19. NYS Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate from Seller from 814 to Buyer

      20.   NYC-RPT Real Property Transfer Tax Return from 814 to Western

      21.   Smoke Detecting Alarm Affidavit from 814

      22.   Affidavit in lieu of Registration Statement from 814

      23.   Certification of Non-Foreign Status (FIRPTA) from 814

Title Documents

      24. Title Insurance Commitment No.4-744 430 issued by TPS Abstract Corporation on behalf of Lawyers Title Insurance Corporation

      25.   Title Affidavit of Seller

Financing Documents

      26.   North Fork Bank Commitment dated December 9,1995 Original Note

      27.   Copy of Mortgage (original being recorded by title company)

      28.   Original Guarantee of Western Beef Properties, Inc.

      29.   Original Guarantee of Western Beef Inc.

      30.   Original Guarantee of Western Beef Retail, Inc.

      31.   UCC-1 copies

      32.   Affidavit - No judgments

      33.   Certificate of President and Secretary of Western Beef Properties,
            Inc.

      34.   Certificate of President and Secretary of Western Beef Inc.

      35.   Certificate of President and Secretary of Western Beef Retail, Inc.

      36.   Certificate of President and Secretary of 814 Jamaica Avenue Inc.

      37.   Certificate - Loans to One Borrower (no folder, bank to provide doc)

      38.   Owners Estoppel Certificate (no folder, shouldn't need)

      39.   Counsel's Opinion Letter

      40.   Certification of No Change in Condition

      41.   Errors and Omissions Form

      42.   Taxpayer Authorization Forms

      43.   Certificate of Insurance and Fire Insurance Policy

      44.   Title Report

      45.   Title Policy

      46.   Attorneys Fee Statement

      47.   Benjamin J. Klemanowicz, Jr., P.C. invoice

      48.   Survey - Title Company is certifying

      49    Copy of Loan Disbursement Checks

      50.   Computation of escrow

      51.   Copy of Appraisal Report

      52.   Copy of Environmental Phase I

      53. Name Change Certificate of Amendment - East Central Meats Inc. to Western Beef Properties, Inc. as dated and/or filed 8/6/98.

      54. Share certificate of 814 Jamaica Avenue Inc. in favor of Western Beef Properties

      55. Unanimous Written Consent of Sole Shareholder of 814 Jamaica Avenue Inc (to elect director)

      56. Unanimous Written Consent of Director of 814 Jamaica Avenue Inc. (to elect officers)

      57. Unanimous Written Consent of Director of 814 Jamaica Avenue Inc. (authorizing loan)

      58.   Secretarial Certification of 814 Jamaica Avenue Inc.

      59.   Secretarial Certification of Western Beef Properties, Inc.

      60.   Corporate Resolution of Western Beef Properties, Inc.

      61.   Secretarial Certification of Western Beef Inc.

      62.   Corporate Resolution of Western Beef Inc.

      63.   Secretarial Certification of Western Beef Retail Inc.

      64.   Corporate Resolution of Western Beef Retail Inc.

      65.   Copy of Deed dated ___________________ to 814 Jamaica Avenue Inc.

      66.   Copy of Acquisition Agreement dated September 18, 1998

      67.   Photo identification (no folder)

      68.   Title Company Invoice (no folder)

Miscellaneous

      69.   General Release from Seller

      70.   General Release from Buyer

      71.   Pay-off Letter for taxes

      72.   Certificate of Incorporation for 814

      73.   Brokerage Agreement

      74.   Copies of checks

Dated: February   , 1999


                                          Respectfully Submitted,

                                          MUCHNICK, GOLIEB & GOLIEB. P.C.
                                          630 Fifth Avenue, Suite 1425
                                          New York, New York 1O111